UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2020

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota		41-0251095
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)
5500 Cenex Drive
Inver Grove Heights,	Minnesota	55077
(Address of principal executive offices, including zip code)
(651)	355-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, at the Annual Meeting (the “Annual Meeting”) of the members of CHS Inc. (“CHS”), each of the following directors was re–elected to the Board of Directors of CHS (the “Board”) for a three–year term: Clinton J. Blew; Scott Cordes; Jon Erickson; Tracy Jones; Perry Meyer; and Daniel Schurr. One new director, Cortney Wagner, was also elected to the Board for a three–year term at the Annual Meeting. The following directors’ terms of office continued after the Annual Meeting: David Beckman; Hal Clemensen; Mark Farrell; Steve Fritel; Alan Holm; David Johnsrud; David Kayser; Russell Kehl; Steve Riegel; and Kevin Throener.

Newly–elected director Cortney Wagner succeeds former director Edward Malesich, who retired from the Board on December 3, 2020, and will represent CHS members in Montana and Wyoming. Ms. Wagner is a cattle and hay producer in Hardin, Montanan. She attended the University of North Dakota, with a focus on finance and psychology. Ms. Wagner has been appointed to the Board’s Governance Committee and to the CHS Foundation Board of Trustees.

For a description of the compensatory plans and arrangements to which Ms. Wagner is a party, or in which she participates, as a result of her election to the Board, please see “Director Compensation” in Item 11, Executive Compensation, of CHS’s Annual Report on Form 10–K for the year ended August 31, 2020, which CHS filed with the Securities and Exchange Commission on November 5, 2020.

Because CHS directors must be active patrons of CHS, or of an affiliated association, transactions between CHS and its directors are customary and expected. Transactions include the sales of commodities to CHS and the purchases of products and services from CHS, as well as patronage refunds and equity redemptions received from CHS. Since September 1, 2019, the value of those transactions between Ms. Wagner (and her immediate family members, which include any child, stepchild, parent, stepparent, spouse, sibling, mother–in–law, father–in–law, son–in–law, daughter–in–law, brother–in–law or sister–in–law and any person (other than a tenant or employee) sharing her household) and CHS has not exceeded $120,000.

On December 3, 2020, following the Annual Meeting, the Board held its annual re–organizational meeting, at which each of the following Board officers was elected for a one–year term: Daniel Schurr was re–elected Chairman of the Board; Clinton J. Blew was re–elected as First Vice Chairman of the Board; Russell Kehl was re–elected as Secretary–Treasurer of the Board; Jon Erickson was re–elected as Second Vice Chairman of the Board; and Steve Riegel was re–elected as Assistant Secretary-Treasurer of the Board.

Item 7.01    Regulation FD Disclosure.

On December 8, 2020, CHS issued a press release announcing the results of the election of directors to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 8, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: December 8, 2020	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President and Chief Financial Officer